BY-LAWS

OF

Focus Funds Series Inc

ARTICLE I

DEFINITIONS

          All capitalized  terms have the respective  meanings given them in the

Agreement and  Declaration  of Focus Funds Series of Focus Funds Series Inc dated June 2, 2015, as amended or restated from time to time.

                                   ARTICLE II

                                     OFFICES

          Section  1.  Principal  Office.  Until  changed by the  Directors,  the principal office of the Focus Funds Series shall be in Las Vegas, NV.

          Section 2.  Other  Offices.  The Focus Funds Series may have  offices in such other places  without as well as within the State of Nevada as the Directors may from time to time determine.

          Section  3.  Registered  Office  and  Registered  Agent.  The Board of

Directors shall establish a registered  office in the State of Nevada and shall appoint as the Focus Funds Series's  registered  agent for service of process in the State of

Nevada  an  individual  resident  of  the  State  of  Nevada  or a  Nevada corporation  or a corporation  authorized  to transact  business in the State of

Nevada;  in each case the business office of such registered agent for service of process shall be identical with the registered Nevada office of the Focus Funds Series.

ARTICLE III

SHAREHOLDERS

          Section 1. Meetings.  Meetings of the  Shareholders  of the Focus Funds Series or a

Fund or Class thereof shall be held as provided in the Declaration of Focus Funds Series at such  place  within or  without  the State of  Nevada  as the  Directors  shall designate.  The holders of one-third of the Outstanding Shares of the Focus Funds Series or a

Fund or Class thereof present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of the  Shareholders of the Focus Funds Series A or any Fund or Class thereof.

          Section  2.  Notice  of  Meetings.  Notice  of  all  meetings  of  the

Shareholders,  stating the time,  place and  purposes of the  meeting,  shall be given  by the  Directors  by mail or  telegraphic  or  electronic  means  to each

Shareholder  at his address as recorded on the  register of the Focus Funds Series  mailed at least ten (10) days and not more than  ninety  (90)  days  before  the  meeting,

provided, however, that notice of a meeting need not be given  to a  Shareholder. to whom such notice  need not be given  under the proxy rules of the  Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Only the business  stated  in the  notice  of the  meeting  shall be  considered  at such meeting.  Any adjourned meeting may be held as adjourned without further notice.

No notice need be given to any  Shareholder  who shall have failed to inform the

Focus Funds Series of his current  address or if a written waiver of notice,  executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

          Section  3.  Record  Date for  Meetings  and Other  Purposes.  For the

purpose of  determining  the  Shareholders  who are entitled to notice of and to vote at any meeting,  or to participate in any distribution,  or for the purpose of any other action, the Directors may from time to time close the transfer books for such period,  not exceeding thirty (30) days, as the Directors may determine;

or without  closing the transfer books the Directors may fix a date not more than ninety  (90)  days  prior  to  the  date  of  any  meeting  of  Shareholders  or distribution  or other  action  as a record  date for the  determination  of the persons to be treated as  Shareholders  of record for such purposes,  except for dividend payments which shall be governed by the Declaration of Focus Funds Series.

          Section 4.  Proxies.  At any  meeting of  Shareholders,  any holder of

Shares entitled to vote thereat may vote by proxy,  provided that no proxy shall be voted at any  meeting  unless  it shall  have  been  placed  on file with the

Secretary, or with such other officer or agent of the Focus Funds Series as the Secretary may direct,  for verification prior to the time at which such vote shall be taken. A proxy shall be deemed  signed if the  shareholder's  name is placed on the proxy

(whether by manual signature, typewriting, telegraphic transmission,  facsimile,

other  electronic  means or otherwise) by the  Shareholder or the  Shareholder's attorney-in-fact.  Proxies may be given by any  electronic or  telecommunication device except as otherwise provided in the Declaration of Focus Funds Series.  Proxies may be

solicited in the name of one or more  Directors or one or more of the officers of the Focus Funds Series.  Only Shareholders of record shall be entitled to vote. As determined by the  Directors  without  the vote or  consent of  Shareholders,  on any matter submitted  to a vote of  Shareholders,  either  (i) each  whole  Share  shall be entitled  to one vote as to any matter on which it is  entitled to vote and each fractional  Share shall be entitled to a  proportionate  fractional vote or (ii)

each dollar of net asset value (number of Shares owned times net asset value per

Share of such Fund or Class,  as applicable)  shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional  dollar amount shall be entitled to a proportionate  fractional  vote.  Without limiting their power to designate  otherwise in accordance  with the preceding  sentence,

the Directors have  established in the Declaration of Focus Funds Series that each whole share shall be  entitled  to one vote as to any matter on which it is  entitled by the

Declaration  of Focus Funds Series to vote  and  fractional  shares  shall be  entitled  to a proportionate  fractional  vote.  When any  Share  is held  jointly  by  several persons,  any one of them  may  vote at any  meeting  in  person  or by proxy in respect  of such  Share,  but if more than one of them  shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree  as to any vote to be cast,  such vote shall not be received in respect of  such  Share.  A  proxy  purporting  to be  executed  by or  on  behalf  of a

Shareholder shall be deemed valid unless challenged at or prior to its exercise,

and the burden of proving invalidity shall rest on the challenger. If the holder of any such  share is a minor  or a person  of  unsound  mind,  and  subject  to guardianship  or the legal  control of any other person as regards the charge or management  of such  Share,  he may vote by his  guardian  or such other  person appointed  or having  such  control,  and such vote may be given in person or by proxy.

          Section  5.  Abstentions  and  Broker  Non-Votes.  Outstanding  Shares

represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval)

will be counted  for  purposes of  determining  whether a quorum is present at a meeting.  Abstentions will be treated as Shares that are present and entitled to vote for  purposes  of  determining  the number of Shares  that are  present and entitled  to vote  with  respect  to any  particular  proposal,  but will not be counted  as a vote in favor of such  proposal.  If a broker or  nominee  holding

Shares  in  "street  name"  indicates  on  the  proxy  that  it  does  not  have discretionary  authority to vote as to a particular proposal,  those Shares will not be considered as present and entitled to vote with respect to such proposal.

          Section 6.  Inspection of Records.  The records of the Focus Funds Series shall  be open  to  inspection  by  Shareholders  to  the  same  extent  as  is  permitted shareholders of a Nevada business corporation.

          Section 7. Action  without  Meeting.  Any action which may be taken by

Shareholders may be taken without a meeting if a majority of Outstanding  Shares entitled  to vote on the matter (or such larger  proportion  thereof as shall be required by law)  consent to the action in writing and the written  consents are filed with the records of the meetings of  Shareholders.  Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    DIRECTORS

          Section  1.  Meetings  of the  Directors.  The  Directors  may in  their discretion  provide for regular or stated  meetings of the  Directors.  Notice of regular or stated  meetings  need not be given.  Meetings of the Directors  other than regular or stated  meetings shall be held whenever called by the President,

the President or by any one of the Directors,  at the time being in office. Notice of the time and place of each  meeting  other than  regular  or stated  meetings shall be given by the  Secretary or an Assistant  Secretary or by the officer or

Director  calling the  meeting  and shall be mailed to each  Director at least two days  before  the  meeting,  or shall be given by  telephone,  cable,  wireless,

facsimile or other electronic mechanism to each Director at his business address,

or personally delivered to him at least one day before the meeting.  Such notice may, however, be waived by any Director. Notice of a meeting need not be given to any Director if a written  waiver of notice,  executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without  protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice  need not specify the purpose of any meeting.  The  Directors may meet by means of a telephone  conference  circuit or similar communications  equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place  designated  by the Directors at the meeting.  Participation  in a  telephone  conference  meeting  shall  constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority  of the  Directors  consent to the action in writing  and the  written consents are filed with the records of the  Directors'  meetings.  Such  consents shall be treated as a vote for all purposes.

          Section 2.  Quorum and Manner of Acting.  A majority  of the  Directors shall be present in person at any regular or special  meeting of the Directors in order to constitute a quorum for the transaction of business at such meeting and

(except as otherwise required by law, the Declaration of Focus Funds Series or these By-laws)

the act of a majority of the Directors  present at any such  meeting,  at which a quorum is present, shall be the act of the Directors. In the absence of a quorum,

a majority of the  Directors  present  may adjourn the meeting  from time to time until a quorum  shall be present.  Notice of an  adjourned  meeting  need not be given.

ARTICLE V

COMMITTEES

          Section 1. Executive and Other  Committees.  The Directors by vote of a majority  of all the  Directors  may elect  from  their own  number an  Executive

Committee  to consist of not less than three (3)  members to hold  office at the pleasure of the Directors,  which shall have the power to conduct the current and ordinary business of the Focus Funds Series while the Directors are not in session,  including the purchase and sale of  securities  and the  designation  of  securities to be delivered upon redemption of Shares of the Focus Funds Series or a Series  thereof,  and such other powers of the Directors as the Directors may delegate to them,  from time to time,  except  those  powers  which by law,  the  Declaration  of Focus Funds Series or these

By-laws they are prohibited  from  delegating.  The Directors may also elect from their own number other  Committees from time to time; the number  composing such

Committees,  the powers conferred upon the same (subject to the same limitations as with respect to the Executive  Committee)  and the term of membership on such

Committees  to be  determined  by the  Directors.  The Directors  may  designate a

President of any such Committee. In the absence of such designation the Committee may elect its own President.

Section 2. Meetings,  Quorum and Manner of Acting.  The Directors may (1) provide for stated  meetings  of any  Committee,  (2)  specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of  a  Committee  required  to  exercise  specified  powers  delegated  to  such

Committee, (4) authorize the making of decisions to exercise specified powers by written  assent of the  requisite  number of  members of a  Committee  without a meeting,  and (5)  authorize  the members of a  Committee  to meet by means of a telephone conference circuit.

          The Executive Committee shall keep regular minutes of its meetings and records of decisions  taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Focus Funds Series.

ARTICLE VI

OFFICERS

          Section 1.  General  Provisions.  The officers of the Focus Funds Series shall be a

President,  a Treasurer  and a Secretary,  who shall be elected by the Directors.

The Directors may elect or appoint such other  officers or agents as the business of the Focus Funds Series may require, including one or more  Vice Presidents,  one  or  more

Assistant  Secretaries,  and one or more Assistant Treasurers.  The Directors may delegate  to any  officer  or  committee  the power to appoint  any  subordinate officers or agents.

          Section  2. Term of Office  and  Qualifications.  Except as  otherwise provided by law, the Declaration of Focus Funds Series or these By-laws,  the President,  the

Treasurer,  the  Secretary  and any other  officer shall each hold office at the pleasure of the Board of Directors  or until his  successor  shall have been duly elected and qualified. Any two or more offices may be held by the same person.

Any officer may be but none need be a Director or Shareholder.

          Section 3. Removal. The Directors, at any regular or special meeting of the  Directors,  may remove any  officer  with or without  cause,  by a vote of a majority of the Directors  then in office.  Any officer or agent  appointed by an officer or  committee  may be removed with or without  cause by such  appointing officer or committee.

          Section 4. Powers and Duties of the  President.  The Directors  may, but

need not,  appoint  from among their  number a President.  When  present he shall preside at the meetings of the  Shareholders  and of the  Directors.  He may call meetings  of the  Directors  and of any  committee  thereof  whenever he deems it necessary.  He shall be an executive  officer of the Focus Funds Series and shall have,  with the President,  general supervision over the business and policies of the Focus Funds Series,

subject to the limitations imposed upon the President,  as provided in Section 5 of this Article VI.

          Section 5. Powers and Duties of the President.  The President may call meetings of the Directors and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Directors and to the control of any Committees of the Directors,  within their respective spheres, as provided by the Directors,  he shall at all times exercise a general supervision and direction over the affairs of the Focus Funds Series. He shall have the power to employ  attorneys  and counsel for the Focus Funds Series or any Fund or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find  necessary  to transact  the  business of the Focus Funds Series or any Fund or

Class  thereof.  He shall also have the power to grant,  issue,  execute or sign such powers of attorney,  proxies or other documents as may be deemed  advisable or necessary in furtherance of the interests of the Focus Funds Series or any Funds thereof.

The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Directors.

          Section 6.  Powers and Duties of Vice  Presidents.  In the  absence or disability of the  President,  the Vice  President or, if there be more than one

Vice President, any Vice President designated by the Directors, shall perform all the duties and may exercise any of the powers of the  President,  subject to the control of the Directors.  Each Vice President shall perform such other duties as may be assigned to him from time to time by the Directors and the President.

          Section 7. Powers and Duties of the Treasurer.  The Treasurer shall be the principal  financial and accounting  officer of the Focus Funds Series.  He shall deliver all funds of the Focus Funds Series or any  Fund or Class  thereof  which may come into his hands to such Custodian as the Directors may employ.  He shall render a statement of condition of the finances of the Focus Funds Series or any Fund or Class  thereof to the

Directors as often as they shall require the same and he shall in general perform all the duties  incident to the office of a Treasurer  and such other  duties as from time to time may be assigned to him by the Directors.  The  Treasurer  shall give a bond for the faithful  discharge  of his duties,  if required so to do by the Directors, in such sum and with such surety or sureties as the Directors shall require.

          Section 8. Powers and Duties of the  Secretary.  The  Secretary  shall keep the minutes of all  meetings of the  Directors  and of the  Shareholders  in proper books provided for that purpose; he shall have custody of the seal of the

Focus Funds Series;  he shall have  charge of the Share  transfer  books,  lists and  records unless the same are in the charge of a transfer  agent.  He shall  attend to the giving and serving of all notices by the Focus Funds Series in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws,  he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Directors.

          Section 9. Powers and Duties of Assistant Officers.  In the absence or disability  of the  Treasurer,  any officer  designated  by the  Directors  shall perform all the duties,  and may exercise any of the powers,  of the  Treasurer.

Each  officer  shall  perform  such  other  duties  as from  time to time may be assigned  to him  by the  Directors.  Each  officer  performing  the  duties  and exercising  the powers of the  Treasurer,  if any, and any Assistant  Treasurer,

shall give a bond for the faithful discharge of his duties, if required so to do by the  Directors,  in such sum and with such surety or sureties as the  Directors shall require.

          Section 10. Powers and Duties of Assistant Secretaries. In the absence or  disability  of the  Secretary,  any  Assistant  Secretary  designated by the

Directors  shall perform all the duties,  and may exercise any of the powers,  of the Secretary.  Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Directors.

          Section 11.  Compensation  of Officers and Directors and Members of the

Advisory  Board.  Subject to any  applicable  provisions of the  Declaration  of

Focus Funds Series,  the compensation of the officers and Directors and members of an advisory board  shall be  fixed  from  time to time by the  Directors  or,  in the case of officers,  by any  Committee or officer upon whom such power may be conferred by the Directors.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Director.

ARTICLE VII

FISCAL YEAR

          The  fiscal   year  of  the  Focus Funds Series  shall  end  on  the  last  day  of

December in each year,  provided,  however,  that the Directors may from time to time  change the fiscal  year.  The  taxable  year of each Series shall end on the last day of December each year, provided however, that the Directors may from time to time change the fiscal year.

ARTICLE VIII

SEAL

          The  Directors  may adopt a seal which  shall be in such form and shall have such inscription thereon as the Directors may from time to time prescribe.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

          Whenever  any notice  whatever  is  required  to be given by law,  the

Declaration  of Focus Funds Series or these By-laws,  a waiver thereof in writing,  signed by the person or persons entitled to said notice,  whether before or after the time stated therein,  shall be deemed equivalent thereto. A notice shall be deemed to have  been  sent  by  mail,  telegraph,  cable,  wireless,  facsimile  or  other electronic means for the purposes of these By-laws when it has been delivered to a representative  of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE X

AMENDMENTS

          These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the  Outstanding  Shares voting in person or by proxy at a meeting of  Shareholders  and entitled to vote or (b) by the  Directors,  provided,  however,  that no  By-law  may be  amended,

adopted or  repealed  by the  Directors  if such  amendment,  adoption  or repeal requires,  pursuant to law, the Declaration of Focus Funds Series or these By-laws, a vote of the Shareholders of Focus Funds Series Inc.